Exhibit 99.1

FOR IMMEDIATE RELEASE

NORTHWEST AIRLINES REPORTS FIRST QUARTER 2007 RESULTS

EAGAN, Minn. - (April 30, 2007) - Northwest Airlines Corporation (OTC: NWACQ.PK) today reported a first quarter 2007 pre-tax profit of $100 million before reorganization items which compares to a first quarter 2006 pre-tax loss of $129 million before reorganization items.  Including reorganization items, Northwest reported a first quarter 2007 net loss of $292 million versus a $1.1 billion net loss for the first quarter of 2006.

Doug Steenland, Northwest Airlines president and chief executive officer, said, “Our first quarter results met our expectations as compared to the business plan. The year-over-year comparisons clearly indicate that the restructuring actions that have been accomplished over the past 19 months are positioning Northwest Airlines for long-term profitability.”

“We could not have realized these financial results without the excellent work of our employees, especially given the adverse winter weather that impacted our operations this quarter, particularly in the upper Midwest. We thank our employees for their efforts.”

Discussing the airline’s restructuring, Steenland said, “During the first quarter, we made steady progress in our restructuring efforts. The Bankruptcy Court approved the company’s Disclosure Statement and the Plan of Reorganization is now before the creditors for a vote. In mid-April, we announced our new board of directors that will help guide the airline once it emerges from bankruptcy protection. The mix of current and new board members will bring a variety of expertise to Northwest that will be helpful as the airline repositions itself to be a strong, profitable company going forward.”

Commenting on the airline’s employee gainsharing programs, Steenland added, “A key element of our business plan is the various programs we have instituted to allow employees to share in the success of a profitable Northwest. So far in 2007,

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the airline distributed to its employees approximately $395 million in profit sharing, performance incentive payments and proceeds from unsecured claims sales that were part of the collective bargaining agreements.  Through 2010, we forecast that Northwest employees will receive approximately $1.6 billion in distributions through these programs and claims.”

He continued, “We expect to complete our restructuring process in June and emerge as a stronger and profitable company with the highest valuation in the company’s history.”

First quarter financial overview

Operating revenues in the first quarter decreased by 0.6 percent versus the first quarter of 2006 to $2.87 billion.  System passenger revenue increased 7.5 percent to $2.2 billion on 4.7 percent more mainline available seat miles (ASMs), resulting in a 2.7 percent improvement in unit revenue.  Including regional carrier revenues, Northwest’s consolidated unit revenue improved 1.3 percent on 3.1 percent more ASMs.

Operating expenses in the quarter decreased 8.0 percent year-over-year to $2.67 billion.  Mainline unit costs, excluding fuel, decreased by 7.5 percent on 4.6 percent more ASMs.  See accompanying consolidated notes to the financial statements for additional information regarding year-over-year comparisons.

Included in the first quarter 2007 fuel expense is approximately $28 million in mark-to-market fuel derivative gains related to future contracts.  Without the favorable impact of mark-to-market fuel derivative gains, fuel averaged $1.85 per gallon, excluding taxes, down 1.3 percent versus the first quarter of last year.

Northwest’s quarter-ending unrestricted cash and short-term investments balance was approximately $2.4 billion, excluding $543 million of restricted cash and short-term investments.

Neal Cohen, executive vice president and chief financial officer, said, “Building on our restructuring progress, Northwest realized significant year-over-year earnings improvement and a first quarter pre-tax profit, excluding reorganization items. This represents the first time the company has realized a first quarter profit, excluding unusual items, since 1998.”  Cohen added, “Northwest has achieved competitive restructured costs, further improved its premium revenue position and, over the next several years, will realize significant fleet changes that will drive continued improved financial results.”

Discussing the current environment, Cohen said, “While we are optimistic as we look forward, we are seeing some softening in domestic revenue and we remain concerned about the impact of fuel price increases.”

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RESTRUCTURING

•                  In early April, Northwest began soliciting creditor approval of its Plan of Reorganization after receiving Bankruptcy Court approval to do so. U.S. Bankruptcy Court Judge Allan Gropper gave Northwest permission to seek creditors’ approval after he ruled that the airline’s plan, including its Disclosure Statement, met the legal requirements. Creditors will have until May 7 to vote on the Northwest plan.

•                  Earlier this month, in conjunction with the Unsecured Creditors’ Committee, Northwest announced the make-up of its post-emergence board of directors. The new board will include continuing and new directors who bring a broad mix of skills, including airline operations, consumer marketing and branding and financial expertise to Northwest Airlines.

•                  Key to achieving its $1.4 billion annual labor savings target were the labor agreements reached with all of Northwest’s unions. To date, the carrier has reached permanent labor savings agreements with the Air Line Pilots Association (ALPA), the Aircraft Mechanics Fraternal Association (AMFA), the Aircraft Technical Support Association (ATSA), the International Association of Machinists and Aerospace Workers (IAM), the Northwest Airlines Meteorologists Association (NAMA) and the Transport Workers Union of America (TWU).  Last week, Northwest reached a new, tentative agreement with its flight attendants, represented by the Association of Flight Attendants-CWA (AFA). The contract is currently awaiting a flight attendant ratification vote. In addition to union contracts, the company also completed multiple rounds of salaried and management employee pay and benefit cuts.

•                  Northwest met a key aircraft modernization target in January when the last DC-10 was retired from commercial service.  European, Japanese and Hawaiian routes are now serviced by more fuel-efficient Airbus A330 and Boeing 747-400 aircraft, which also offer additional in-flight amenities. The Airbus A330 uses 30 percent less fuel to fly the same routes as the DC-10, reducing Northwest’s fuel bill while safeguarding the environment.

•                  The airline took a large step toward the introduction of new, dual-class 76-seat regional jetliners with its acquisition of Mesaba Airlines in late April. The new Northwest wholly-owned subsidiary currently operates a fleet of 50 regional aircraft that connect Northwest’s domestic hubs to small and medium size cities, especially in the Heartland. Mesaba is scheduled to receive its first of 36 seventy-six seat Bombardier CRJ-900 regional jets in May.  Northwest also confirmed late last week that Mesaba will be operating a total of 17 CRJ-200s. These aircraft had been assigned to Pinnacle Airlines.

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•                  Compass Airlines won final Federal Aviation Administration approval in early April and will begin commercial service with a 50-seat Bombardier CRJ-200 jet aircraft in early May. Later this year, the Virginia-based Northwest subsidiary will begin operating dual-class Embraer 175 aircraft that comfortably seat 76 passengers. Compass is expected to operate 36 Embraer 175 regional jets by late 2008.

EMPLOYEES

•                  Northwest has remained committed to the goal that all of its employees will share in the success of the enterprise. Northwest’s 30,000 employees are expected to receive $1.6 billion in distributions from unsecured claims and profit sharing programs through 2010.  Employees also received their first profit sharing checks and the airline’s unions sold up to 40 percent of their unsecured claims, delivering financial benefits of Northwest’s restructuring directly to employees.

•                  Northwest confirmed in late April that all 729 of its pilots on furlough have been offered recall opportunities. The pilot recall process began late last year.

CUSTOMERS

Northwest and joint venture partner KLM are adding or increasing service to a number of European destinations, using Northwest 757-200 aircraft equipped with winglets for improved fuel-efficiency. The aircraft will also be outfitted with new World Business Class seats and personalized in-flight entertainment options in business class. Coach class passengers will also enjoy increased legroom. The new European routes are: Hartford-Amsterdam, Detroit-Brussels and Detroit-Dusseldorf.  Northwest is also expanding its Detroit-Amsterdam, Boston-Amsterdam and Detroit-Frankfurt service. The airline will resume its expanded summer service from Minneapolis/St. Paul to Asia with eight weekly frequencies and will increase the number of Seattle to Asia frequencies from 7 to 8 per week during the summer months.

FORWARD-LOOKING STATEMENTS

Certain of the statements made in this news release are forward-looking and are based upon information available to the Company on the date hereof. The Company, through its management, may also from time to time make oral forward-looking statements. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby identifying important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of the Company. Any such statement is qualified by reference to the following cautionary statements. The Company believes that the material risks and uncertainties that could affect the outlook of an airline operating under Chapter 11 and in a global economy include, among others, the ability of the Company to

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continue as a going concern, the ability of the Company to obtain and maintain any necessary financing for operations and other purposes, the ability of the Company to maintain adequate liquidity, the ability of the Company to absorb escalating fuel costs, the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted by it from time to time, the ability of the Company to develop, confirm and consummate a plan of reorganization with respect to its Chapter 11 proceedings, risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm a plan of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases, the ability of the Company to obtain and maintain normal terms with vendors and service providers, the Company’s ability to maintain contracts that are critical to its operations, the ability of the Company to realize assets and satisfy liabilities without substantial adjustments and/or changes in ownership, the potential adverse impact of the Chapter 11 proceedings on the Company’s liquidity or results of operations, the ability of the Company to operate pursuant to the terms of its financing facilities (particularly the related financial covenants), the ability of the Company to attract, motivate and/or retain key executives and associates, the future level of air travel demand, the Company’s future passenger traffic and yields, the airline industry pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the United States and other regions of the world, the price and availability of jet fuel, the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about SARS, Avian flu or other influenza or contagious illnesses, labor strikes, work disruptions, labor negotiations both at other carriers and the Company, low cost carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuations, inflation and other factors discussed herein. The Company also believes that the material risks and uncertainties that could affect us as we emerge from bankruptcy include, among others, that NWA Corp.’s actual financial results may vary significantly from the projections filed with the Bankruptcy Court, that our consolidated financial statements will reflect fresh-start accounting adjustments made upon emergence from bankruptcy, that financial information in our future financial statements will not be comparable to NWA Corp.’s financial information from prior periods. Additional information with respect to these factors and other events that could cause differences between forward-looking statements and future actual results is contained in “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for 2006, as amended by Form 10-K/A filings dated April 6, 2007 and April 30, 2007.

Developments in any of these areas, as well as other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings, could cause the Company’s results to differ from results that have been or may be projected by or on behalf of the Company. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements deal with the Company’s expectations about the future and are subject to a number of factors that could cause actual results to differ materially from the Company’s expectations. All subsequent written or oral forward-looking statements attributable to the Company, or persons acting on behalf of the Company, are expressly qualified in their entirety by the factors described above.

Northwest Airlines is one of the world’s largest airlines with hubs at Detroit, Minneapolis/St. Paul, Memphis, Tokyo and Amsterdam, and approximately 1,400 daily departures. Northwest is a member of SkyTeam, an airline alliance that offers customers one of the world’s most extensive global networks. Northwest and its travel partners serve more than 900 cities in excess of 160 countries on six continents.

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For more information pertaining to Northwest, media inquiries can be directed to Northwest Media Relations at (612) 726-2331 or to Northwest’s Web site at www.nwa.com.

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NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in millions except per share amounts)

	Three Months Ended
	March 31		Percent
	2007	2006	Change
OPERATING REVENUES
Passenger	$2,202	$2,049	7.5
Regional carrier revenues	292	339	(13.9)
Cargo	189	214	(11.7)
Other (a)	190	288	(34.0)
Total operating revenues	2,873	2,890	(0.6)

OPERATING EXPENSES
Aircraft fuel and taxes (b)	704	744	(5.4)
Salaries, wages and benefits	615	676	(9.0)
Aircraft maintenance materials and repairs	184	189	(2.6)
Selling and marketing	191	194	(1.5)
Other rentals and landing fees	141	143	(1.4)
Depreciation and amortization (a)	121	134	(9.7)
Aircraft rentals (a)	96	68	41.2
Regional carrier expenses (a)	211	366	(42.3)
Other	409	391	4.6
Total operating expenses	2,672	2,905	(8.0)

OPERATING INCOME (LOSS)	201	(15)	n/m
Operating margin	7.0%	(0.5)%	7.5	pts.

OTHER INCOME (EXPENSE)
Interest expense, net	(132)	(138)	(4.3)
Investment income	31	18	72.2
Foreign currency gain (loss)	—	(1)	n/m
Other	—	7	n/m
Total other income (expense)	(101)	(114)	(11.4)

INCOME (LOSS) BEFORE REORGANIZATION ITEMS AND INCOME TAXES	100	(129)	n/m

Reorganization items, net (c)	(393)	(975)	(59.7)

INCOME (LOSS) BEFORE INCOME TAXES	(293)	(1,104)	(73.5)

Income tax expense (benefit)	(1)	—

NET INCOME (LOSS)	(292)	(1,104)

Preferred stock requirements	—	—

NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS	$(292)	$(1,104)

Earnings (Loss) per common share:
Basic and Diluted	$(3.34)	$(12.65)

Average shares used in computation:
Basic and Diluted	87	87

See accompanying consolidated notes.

CONSOLIDATED NOTES:

(Unaudited)

(a)                  In conjunction with the Amended Airline Services Agreement with Pinnacle Airlines, Inc. (“Amended Pinnacle ASA”) and the Stock Purchase and Reorganization Agreement with Mesaba Aviation, Inc., the Company changed its presentation of certain regional carrier related revenue and expense items effective January 1, 2007.  This change in presentation had no impact on the Company’s first quarter 2007 operating income.

If this change in presentation was retroactively applied to prior year financial statements, Other Operating Revenues would have decreased $50 million, Depreciation and Amortization Expense would have increased by $1 million, Aircraft Rentals Expense would have increased $52 million, Regional Carrier Expenses would have decreased $103 million, and the operating loss would have been unchanged for the three months ended March 31, 2006.  Incorporating this change, 2007 operating revenue would have increased 1.2% and operating expense would have decreased 6.4% versus last year.

(b)                  During the first quarter of 2007, the Company recorded $28 million in mark-to-market gains related to fuel derivative contracts that settle in future periods.

(c)      In connection with its bankruptcy proceedings, the Company recorded the following reorganization items:

	Three Months Ended
	March 31
(In millions)	2007	2006
Regional Carrier Claims	$362	$—
Aircraft Rejection Charges, net	48	25
Professional Fees	17	14
Restructured Aircraft Lease/Debt Charges	2	975
Pension Plan Curtailment Gain	—	(49)
Asset Sale	(29)	—
Other	(7)	10
	$393	$975

PASSENGER REVENUES

(Unaudited)

The following analysis by region is based on information reported to the DOT and excludes regional carriers:

	System		Domestic		Pacific		Atlantic
First Quarter 2007
Passenger revenues (in millions)	$2,202		$1,415		$515		$272

Increase (Decrease) from First Quarter 2006:
Passenger revenues	7.5%		3.4%		12.0%		23.6%

Scheduled service ASMs (capacity)	4.7%		3.2%		6.7%		7.5%
Scheduled service RPMs (traffic)	3.2%		3.2%		2.8%		4.5%
Passenger load factor	(1.2	)pts.	—	pts.	(3.2	)pts.	(2.4	)pts.
Yield	4.1%		0.1%		8.8%		18.7%
Passenger RASM	2.7%		0.2%		4.9%		15.4%

UNUSUAL AND REORGANIZATION ITEMS

(Unaudited, in millions except per share amounts)

	Three Months Ended
	March 31, 2007
		Earnings (Loss)
	Income	per Share
	(Loss)	Basic and Diluted
Unusual and Reorganization Items:
Reorganization Items	$(393)	$(4.50)

	Three Months Ended
	March 31, 2006
		Earnings (Loss)
	Income	per Share
	(Loss)	Basic and Diluted
Unusual and Reorganization Items:
Reorganization Items	$(975)	$(11.17)

OPERATING STATISTICS

(Unaudited)

	Three Months Ended
	March 31				Percent
	2007		2006		Change
Scheduled Service - Consolidated: (1)
Available seat miles (ASM) (millions)	22,895		22,203		3.1
Revenue passenger miles (RPM) (millions)	18,619		18,285		1.8
Passenger load factor	81.3%		82.4%		(1.1	)pts.
Revenue passengers (millions)	15.6		15.7		(0.6)
Passenger revenue per RPM (yield)	13.39	¢	13.06	¢	2.5
Passenger revenue per ASM (RASM)	10.89	¢	10.75	¢	1.3

Scheduled Service - Mainline: (2)
Available seat miles (ASM) (millions)	21,252		20,302		4.7
Revenue passenger miles (RPM) (millions)	17,492		16,942		3.2
Passenger load factor	82.3%		83.5%		(1.2	)pts.
Revenue passengers (millions)	12.9		12.6		2.4
Passenger revenue per RPM (yield)	12.59	¢	12.09	¢	4.1
Passenger revenue per ASM (RASM)	10.36	¢	10.09	¢	2.7

Total operating ASM (millions)	21,268		20,330		4.6

Passenger service operating expense per total ASM (3) (4)	10.32	¢	11.16	¢	(7.5)
Mainline fuel expense per total ASM	2.95	¢	3.19	¢	(7.5)
Mainline fuel expense per total ASM excluding mark-to-market gains related to fuel derivative contracts that settle in future periods	3.08	¢	3.19	¢	(3.4)

Cargo ton miles (CTM) (millions)	457		526		(13.1)
Cargo revenue per ton mile	41.40	¢	40.67	¢	1.8

Fuel gallons consumed (millions)	378		377		0.3
Average fuel cost per gallon, excluding fuel taxes	177.13	¢	187.05	¢	(5.3)

Average fuel cost per gallon, excluding fuel taxes and mark-to-market gains related to fuel derivative contracts that settle in future periods	184.70	¢	187.05	¢	(1.3)

Number of operating aircraft at end of period	375		367		2.2
Full-time equivalent employees at end of period	30,008		31,318		(4.2)

(1)                  Consolidated statistics include Northwest Airlink regional carriers.

(2)                  Mainline statistics exclude Northwest Airlink regional carriers, which is consistent with how the Company reports statistics to the Department of Transportation (“DOT”).

(3)                  This financial measure excludes non-passenger service expenses.  The Company believes that providing financial measures directly related to passenger service operations allows investors to evaluate and compare the Company’s core operating results to those of the industry.

(4)                  Passenger service operating expense excludes the following items unrelated to passenger service operations:

	Three Months Ended
	March 31
(In millions)	2007	2006
Freighter operations	$134	$190
MLT Inc. - net of intercompany eliminations	55	64
Regional carrier expenses	211	366
Regional aircraft rent and depreciation	45	—
Other	34	16